                                                                      EXHIBIT 99



[VALUEVISION LOGO]




                                       For Immediate Release

           VALUEVISION MEDIA REPORTS RECORD FISCAL SECOND QUARTER 2003
                             TV AND INTERNET RESULTS

MINNEAPOLIS, AUGUST 20 -- ValueVision Media (Nasdaq: VVTV), which owns and operates ShopNBC and ShopNBC.com, today announced financial results for the second quarter ended July 31, 2003.

FINANCIAL AND DISTRIBUTION HIGHLIGHTS FOR THE SECOND QUARTER ENDED JULY 31, 2003

         -- Consolidated net sales a second quarter record $144 million, up 12% over prior-year period
         -- Internet net sales a second quarter record $26 million, up 33% over previous-year quarter
         -- EBITDA (as defined below) was $3.6 million, up 10% over year-ago quarter
         -- Full-time equivalent (FTE) homes of 53 million, up 400,000 from last quarter

"In the face of a difficult economic, post-Iraq environment, I am pleased to say that our performance for the second quarter was at the high-end of expectations and revenue growth out-paced our peer group. Internet sales were particularly strong and gross margin improved again to 37.6%," said Gene McCaffery, ValueVision Media Chairman and CEO. "Additionally in the quarter, we continued to broaden our merchandise mix and lower our price points by introducing brand name cosmetics and apparel lines, such as Benefit Cosmetics and Jones New York, which were well-received by our customer base."

Added McCaffery, "The `Shop & Style' test-show on NBC, which concluded last Friday, was a great learning experience for us and NBC. We determined there is definitely a viewer interest in this kind of programming. Merchandise was more diversified and the price points were lower than what has been traditionally sold on ShopNBC. The lower price points and greater diversity of merchandise is where we want to be, so you could say the `Shop & Style' show format and merchandise selection is a glimpse of things to come. In the meantime, we're going to digest the information from this test, conduct a number of consumer research projects and further explore our options with NBC on this unique show concept."

EBITDA was $3.6 million for the quarter. The Company defines EBITDA as its operating income (loss) for respective periods being reported excluding depreciation and amortization expense.

BUSINESS HIGHLIGHTS FOR THE SECOND QUARTER ENDED JULY 31, 2003

         --    "Shop & Style" Show Test With NBC Concluded
         --    ShopNBC Continues to Diversify Merchandise Mix

         -- ShopNBC Achieved Record Sales During Second Annual All-Star Anniversary Weekend in June

"SHOP & STYLE" SHOW TEST WITH NBC CONCLUDED
"Shop & Style" concluded its test run Friday, August 15th. The purpose of the show was to explore the appeal of commerce-oriented, entertainment programming with NBC's daytime audience and whether that influence would entice viewers to purchase product by leveraging the talents of both media companies. The Company learned there is a definite viewer interest in this kind of programming. Additionally, the show provided ShopNBC with increased online traffic, new customers, and additional awareness in four major U.S. markets, including New York City, San Francisco, Chicago, and Philadelphia. The next step is to evaluate the results and determine where to go with the concept.

SHOPNBC CONTINUES TO DIVERSIFY MERCHANDISE MIX AND PROGRAMMING PARTNERS
In the second quarter, ShopNBC continued to expand and diversify its merchandise mix and programming partners. Popular brands added include Kitchen Aid, Delongli, Schwinn Scooters, Sirius Satellite Radio, Benefit cosmetics, Jones apparel, Karen Kane, Nine West and Bandalino shoes, Cuisinart, Discovery Channel, Wustof Trident, Reebok treadmills, and Champion Clothing.

SHOPNBC ACHIEVED RECORD ORDERS IN SECOND ANNUAL ALL-STAR ANNIVERSARY WEEKEND
IN JUNE
On June 20-23, ShopNBC achieved record sales in its second annual All-Star Anniversary Weekend - the single largest promotion of the year for the Company where vendors offer customers the best in merchandise values. During the weekend sales event, the Company achieved $20.8 million in orders with ShopNBC.com contributing $4.2 million to the order total, including the first ever three consecutive million dollar plus days of on-line sales.

OUTLOOK FOR THE THIRD QUARTER ENDING OCTOBER 31, 2003

         --    Consolidated net sales expected to be $153 million to $158 million, up 13% to 16% over the prior-year period
         --    EBITDA for the quarter expected to be $3 million to $5 million

"We are cautiously optimistic on the direction of the economy leading out of the second quarter," said Dick Barnes, ValueVision Media EVP, COO, and CFO. "Our guidance assumes a continuing improvement in economic conditions and consumer spending through the third and fourth quarters."

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce initiatives; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ValueVision Media operates in the converged world of television, the Internet, and e-commerce. The live home shopping industry, the majority of ValueVision's business, is $7 billion and growing at a double digit rate annually while the attendant e-commerce space is many times that size and also growing substantially. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2002 sales of $555 million. At the close of fiscal 2002, ShopNBC was broadcast into approximately 55 million cable and satellite homes. The Company also operates ShopNBC.com, which contributed $94 million in sales in fiscal 2002. In addition, the Company operates wholly owned subsidiary FanBuzz, a leading provider of e- commerce solutions to sports, entertainment, and media brands, such as the National Hockey League, The Weather Channel, and ESPN. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at www.valuevisionmedia.com .




                                      ###

                            VALUEVISION MEDIA, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except share and per share data)
                                  (Unaudited)

                                  For the Three Months Ended               For the Six Months Ended
                                         July 31,                                  July 31,
                                 2003                 2002                 2003                 2002
Net sales                     $ 144,214            $ 128,336            $ 287,689            $ 261,185
Cost of sales                    89,933               79,924              180,319              160,954
  Gross profit                   54,281               48,412              107,370              100,231

Operating (income)
  expense:
  Distribution and
    selling                      45,773               41,215               93,450               83,568
  General and
    administrative                4,939                3,945               10,337                8,106
  Depreciation and
    amortization                  4,301                4,097                8,554                7,418
  Gain on sale of
    television stations              --                   --               (4,417)                  --
  Total operating
    (income) expense             55,013               49,257              107,924               99,092
Operating income (loss)            (732)                (845)                (554)               1,139

Other income (expense):
  Gain (loss) on sale
    and conversion of
    investments                     361                 (526)                 361                 (532)
  Unrealized gain on
    security holdings                --                   --                   --                1,021
  Write-down of
    investments                      --                  (86)                  --               (1,070)
  Equity in losses
    of affiliates                    --               (2,132)                  --               (4,230)
  Interest income                   395                1,091                  749                2,127
    Total other
      income (expense)              756               (1,653)               1,110               (2,684)
Income (loss)
  before income taxes                24               (2,498)                 556               (1,545)

Income tax provision
  (benefit)                         100                 (906)                 100                 (563)

Net income (loss)                   (76)              (1,592)                 456                 (982)

Accretion of redeemable
  preferred stock                   (71)                 (70)                (141)                (141)

Net income (loss)
  available to
  common shareholders         $    (147)           $  (1,662)           $     315            $  (1,123)

Net income (loss)
per common share              $   (0.00)           $   (0.04)           $    0.01            $   (0.03)

Net income (loss)
per common share
-- assuming dilution          $   (0.00)           $   (0.04)           $    0.01            $   (0.03)

Weighted average number
  of common shares
  outstanding:
    Basic                    35,689,645           38,007,047           35,835,416           38,080,110
    Diluted                  35,689,645           38,007,047           42,489,465           38,080,110


                 SUBSCRIBER INFORMATION (estimated in millions)

                                                                  July 31,         January 31,         July 31,
                                                                    2003             2003                2002
Full-time Equivalent Subscribers                                    53.1             50.5                46.6
Total Subscribers                                                   59.4             55.1                53.1
Full-time Subscribers                                               46.4             44.1                39.7

                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                         July 31,      January 31,
                                                           2003            2003
                                                    (In thousands, except share data)
                                       ASSETS

Current assets:
   Cash and cash equivalents                             $ 74,685       $ 55,109
   Short-term investments                                  63,050        113,525
   Accounts receivable, net                                73,998         76,734
   Inventories                                             57,771         61,246
   Prepaid expenses and other                               7,414          7,449
      Total current assets                                276,918        314,063
Property and equipment, net                                51,702         39,905
FCC Licenses                                               31,943            ---
NBC Trademark License Agreement, net                       23,527         25,141
Cable distribution and marketing
  agreement, net                                            4,893          5,341
Goodwill                                                    9,442          9,442
Other intangible assets, net                                  933          1,242
Investments and other assets                                5,145         11,140
                                                         $404,503       $406,274

                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                      $ 54,573       $ 56,961
   Accrued liabilities                                     32,878         30,310
   Income taxes payable                                        88            226
      Total current liabilities                            87,539         87,497

Long-term capital lease obligations                         1,302          1,669

Series A Redeemable Convertible Preferred
  Stock, $.01 par value, 5,339,500 shares
  authorized; 5,339,500 shares issued
  and outstanding                                          42,603         42,462
Shareholders' equity:
  Common stock, $.01 par value,
   100,000,000 shares authorized;
   35,794,235 and 36,171,250 shares
   issued and outstanding                                     358            362
  Common stock purchase warrants;
   8,235,343 and 8,235,343 shares                          47,638         47,638
  Additional paid-in capital                              240,921        244,134
  Accumulated other comprehensive losses                       --         (2,517)
  Deferred compensation                                    (1,243)            --
  Note receivable from officer                             (4,128)        (4,098)
  Accumulated deficit                                     (10,487)       (10,873)
   Total shareholders' equity                             273,059        274,646
                                                        $ 404,503       $406,274

  VALUE VISION MEDIA, INC.
  OPERATING STATISTICS

                                                                                          Six             Six
                                                        Second           Second          Months          Months
                                                        Quarter          Quarter         Ending          Ending
                                                        31-Jul-03       31-Jul-02       31-Jul-03       31-Jul-02

Ending FTE Households:
 (in millions)
  Cable                                                 34.5            30.1              NA               NA
  Satellite                                             18.6            16.5
  Total                                                 53.1            46.6



ShopNBC Merchandise Sales Mix:
  Jewelry                                                 70%             75%             69%              74%
  Computers & Accessories                                 15%             15%             15%              16%
  Others                                                  15%             10%             16%              10%
  Total                                                  100%            100%            100%             100%


EBITDA (as defined)
 (000's) (A)                                        $  3,569       $   3,252         $ 8,000         $  8,557


A reconciliation of EBITDA
 to net income (loss) is
 as follows:

EBITDA, as presented                                $  3,569       $   3,252         $ 8,000         $  8,557
Less:
Depreciation and amortization                         (4,301)         (4,097)         (8,554)          (7,418)
Other non-operating income
 (expense)                                               756          (1,653)          1,110           (2,684)
Income taxes                                        $   (100)            906            (100)             563
    Net income (loss)                                    (76)      $  (1,592)        $   456         $   (982)


                             Third Quarter Outlook
                                   31-Oct-03

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA, as forecasted            $ 3000 - $ 5000
Less:
Depreciation and amortization,
 as forecasted                            (4,500)
Other non-operating income, as
 forecasted                                  400
Income taxes, as forecasted                  ---
     Net income (loss)          $(1,100) - $ 900


(A) EBITDA as defined for this statistical presentation represents operating income for the respective periods excluding depreciation and amortization expense.

Source: ValueVision Media

Contact: Anthony Giombetti, Director, Corporate Communications of ValueVision Media, +1-952-943-6017, or agiombetti@shopnbc.com